                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                [GRAPHIC OMITTED]


                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                             ---------------------
                          NOTICE OF ANNUAL MEETING OF
                HOLDERS OF CERTIFICATES OF BENEFICIAL INTEREST
                                 MAY 10, 2000
                            ---------------------

     The Annual Meeting of Holders of Certificates of Beneficial Interest of Pennsylvania Real Estate Investment Trust will be held on Wednesday, May 10, 2000 at 11:00 a.m. at the Park Hyatt Philadelphia at the Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102 for the following purposes:

       (1) To elect three Trustees; and

       (2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     The Trustees have fixed the close of business on March 20, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please mark, sign and date the enclosed proxy and return it promptly so that your shares may be voted. If you attend the meeting, you may revoke your proxy and vote in person.



                                        By Order of the Board of Trustees


                                        JEFFREY A. LINN
                                        Secretary



Philadelphia, Pennsylvania
April 10, 2000

                              TABLE OF CONTENTS




                                                                           Page
                                                                           -----
VOTING AND REVOCABILITY OF PROXIES .......................................     1
PROPOSAL ONE ELECTION OF TRUSTEES ........................................     2
    Required Vote ........................................................     5
    Board Recommendation .................................................     5
PROPOSAL TWO OTHER MATTERS ...............................................     5
ADDITIONAL INFORMATION ...................................................     6
    Summary Compensation Table ...........................................     6
    Employment Agreements ................................................     8
    Stock Options ........................................................     9
    Stock Option Plans ...................................................     9
    Transactions with Management .........................................    10
    Board Matters ........................................................    11
    Section 16(a) Beneficial Ownership Reporting Compliance ..............    12
    Compensation Committee Interlocks and Insider Participation ..........    12
    Report of Executive Compensation and Human Resources Committee on
       Executive Compensation ............................................    12
    Performance Graph ....................................................    14
    Principal Security Holders ...........................................    15
    Shareholders' Proposals ..............................................    15
    Miscellaneous ........................................................    15

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                            200 South Broad Street
                        Philadelphia, Pennsylvania 19102


                            ---------------------

                                PROXY STATEMENT

                             ---------------------

     The Annual Meeting of Holders of Certificates of Beneficial Interest of Pennsylvania Real Estate Investment Trust ("PREIT") will be held on May 10, 2000 at 11:00 a.m. at the Park Hyatt Philadelphia at the Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102. We are mailing this Proxy Statement on or about April 10, 2000 to each holder of PREIT's issued and outstanding shares of beneficial interest (the "Shares") entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. We mailed our Annual Report to Shareholders for the fiscal year ended December 31, 1999, including financial statements, to shareholders with this Proxy Statement. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.

     We fixed the close of business on March 20, 2000 as the record date for the Annual Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. On the record date, 13,343,821 Shares were outstanding.


                      VOTING AND REVOCABILITY OF PROXIES

     We hope you will be present at the Annual Meeting. If you cannot attend, please complete, sign, date and return the enclosed proxy in the accompanying envelope so that your Shares will be represented. The envelope is addressed to our transfer agent and requires no postage. If you receive more than one proxy card -- because you have multiple accounts -- you should sign and return all proxies received to be sure all of your Shares are voted.

     On each matter voted on at the Annual Meeting and any adjournment or postponement thereof, each record holder of Shares will be entitled to one vote per share. Trustees are to be elected by a majority of the votes of the Shares present, in person or by proxy, at the Annual Meeting and entitled to vote. If you mark your proxy as "Withhold Authority" or "Abstain" on any matter, or if you give specific instructions that no vote be cast on any specific matter, the Shares represented by your proxy will not be voted on that matter, but will count towards the establishment of a quorum.

     You may vote your Shares at the Annual Meeting in person or by proxy. All valid proxies received before the Annual Meeting will be voted according to their terms. If you complete your proxy properly, but do not provide instructions as to how to vote your Shares, your proxy will be voted "FOR" the election of all Trustees. If any other business is brought before the Annual Meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Annual Meeting by filing with PREIT's Secretary an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of revocation. Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy.

     We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain Trustees, officers and employees of PREIT and its subsidiaries may solicit proxies by telephone, telegraph or personally without extra compensation, with the exception of reimbursement for actual expenses in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our Board of Trustees.

                                 PROPOSAL ONE

                             ELECTION OF TRUSTEES

     The Trustees intend to cause Ronald Rubin, Leonard I. Korman and Jeffrey
P. Orleans, the three Trustees whose terms expire at the 2000 Annual Meeting, to be nominated for re-election at the 2000 Annual Meeting as Class B Trustees to serve until the Annual Meeting to be held in the spring of 2003 and until their respective successors have been duly elected and have qualified. If any of the foregoing nominees becomes unable to or declines to serve, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes unless the Board of Trustees reduces the number of Trustees to be elected.

     PREIT's Trust Agreement provides that nominations for election to the office of Trustee at any Annual or Special Meeting of Shareholders shall be made by the Trustees, or by petition in writing delivered to PREIT's Secretary not fewer than thirty-five days before the Annual or Special Meeting of Shareholders signed by the holders of at least two percent of the Shares outstanding on the date of the petition. Nominations not made in accordance with these procedures will not be considered, unless the number of persons properly nominated is fewer than the number of persons to be elected to the office of Trustee at the meeting. In this latter event, nominations for the Trustee positions that would not otherwise be filled may be made at the meeting by any person entitled to vote in the election of Trustees.

     PREIT's Board of Trustees currently consists of nine members who serve staggered three year terms. The following table presents information concerning the three nominees for the office of Class B Trustee, the six Trustees who will continue in office after the 2000 Annual Meeting and PREIT's executive officers, including their ages, principal occupations and the number of Shares beneficially owned by them as of March 1, 2000.


                                                                                         Shares Beneficially Owned
                                                                                            on March 1, 2000 (1)
                                           Principal Occupation                Trustee   --------------------------
        Name           Age                   and Affiliations                   Since         Number        Percent
--------------------  -----  -----------------------------------------------  ---------  ----------------  --------
Nominees for the
Office of Trustee

Class B Trustees; Terms
Expire in 2000

Ronald Rubin(2)       68     Since September 30, 1997, Chief Executive        1997            381,537(3)     2.8%
                             Officer of PREIT. From 1992 to September
                             1997, Chairman and Chief Executive Officer
                             of The Rubin Organization, Inc. (now named
                             PREIT-RUBIN, Inc.). Director, PECO Energy
                             Corp.

Leonard I. Korman     64     Chairman and Chief Executive Officer, Kor-       1996            297,360(4)     2.2%
                             man Commercial Properties, Inc., a commer-
                             cial real estate management and development
                             firm since January, 1996. General partner, The
                             Korman Co., a real estate management and
                             development firm, since 1984.

Jeffrey P. Orleans    53     Chairman of the Board, Chief Executive           1986             77,873(5)       *
                             Officer and Director of Orleans Homebuilders,
                             Inc. (formerly named FPA Corporation), a
                             residential real estate developer.

                                                                                                    Shares Beneficially Owned
                                                                                                       on March 1, 2000 (1)
                                                   Principal Occupation                 Trustee   ------------------------------
            Name               Age                   and Affiliations                    Since           Number          Percent
----------------------------  -----  ------------------------------------------------  ---------  --------------------  --------
Trustees whose
Terms Continue

Class C Trustees; Terms
Expire in 2001

William R. Dimeling           58     Partner in Dimeling, Schreiber and Park, a          1982              12,687(6)      *
                                     private investment partnership.

George F. Rubin(2)            57     President, PREIT-RUBIN, Inc. (formerly              1997             186,276(7)      1.4%
                                     named The Rubin Organization, Inc., which
                                     was acquired by PREIT in September 1997)
                                     since 1992.

Rosemarie B. Greco(2)         53     Principal, GRECOventures. From April to             1997               2,250(8)      *
                                     September 1998, Interim President and Chief
                                     Executive Officer of the Private Industry
                                     Council. Formerly President, CoreStates
                                     Financial Corp. and President and Chief
                                     Executive Officer, CoreStates Bank, N.A.
                                     Director, PECO Energy Corp., Sunoco, Inc.
                                     and SEI Mutual Funds.

Class A Trustees; Terms
Expire in 2002

Sylvan M. Cohen               85     Chairman of the Board of Trustees of PREIT.         1960             701,258(9)      5.2%
                                     Chief Executive Officer of PREIT until Sep-
                                     tember 30, 1997. Of counsel to the Philadel-
                                     phia law firm of Drinker Biddle & Reath LLP
                                     and formerly partner in the Philadelphia law
                                     firm of Cohen, Shapiro, Polisher, Shiekman
                                     and Cohen. Director of Orleans Homebuild-
                                     ers, Inc. Trustee of EQK Realty Investments I.

Lee H. Javitch                69     Private Investor. Former Chairman and Chief         1985               8,500(10)     *
                                     Executive Officer of Giant Food Stores, Inc.,
                                     an owner and operator of supermarkets.
                                     Director of First Maryland Bancorp.

Jonathan B. Weller            53     President and Chief Operating Officer of            1994             185,400(11)     1.4%
                                     PREIT. From 1988 to 1993, Executive Vice
                                     President and Director of Eastdil Realty, Inc.,
                                     a real estate investment banking firm.

Non-Trustee
Executive Officers

Edward A. Glickman            42     Since September 30, 1997, Executive Vice              --              44,165(12)     *
                                     President and Chief Financial Officer of
                                     PREIT. From 1993 to 1997, Executive Vice
                                     President and Chief Financial Officer of The
                                     Rubin Organization, Inc. (now named PREIT-
                                     RUBIN, Inc.). Director, Strouse Greenberg
                                     Realty Investments, Inc.

Jeffrey A. Linn               51     Senior Vice President-Acquisitions and Secre-         --              66,978(13)     *
                                     tary of PREIT.

Dante J. Massimini            66     Senior Vice President-Finance and Treasurer           --              43,125(14)     *
                                     of PREIT.

All Trustees and executive    --     --                                                    --           1,983,761(15)     14%
 officers as a group (12)
 persons)

------------
 * Less than one percent.

 (1) Unless otherwise indicated in the following footnotes, each Trustee and Non-Trustee executive officer has sole voting and investment power with respect to all such Shares.

 (2) Under the TRO Contribution Agreement, dated as of July 30, 1997 (the "TRO Contribution Agreement"), PREIT acquired all of the outstanding non-voting shares of capital stock of The Rubin Organization, Inc. In accordance with
     Section 5.19 of the TRO Contribution Agreement, PREIT's Board of Trustees elected Ronald Rubin, George F. Rubin and Rosemarie B. Greco as PREIT Trustees to fill the vacancies created by the resignations of Robert Freedman, Jack Farber and Robert G. Rogers. Ronald Rubin and George F. Rubin are brothers.

 (3) Includes 249,537 Class A units of limited partnership interest in PREIT Associates, L.P. (23,396 of which are held by a trust of which Ronald Rubin and George F. Rubin are beneficiaries) currently redeemable for cash or, at PREIT's option, for a like number of Shares, and 75,000 Shares subject to options that are currently exercisable. Excludes 83,924 Class A units of limited partnership interest in PREIT Associates, L.P. (25,610 of which are held by a trust of which Ronald Rubin and George F. Rubin are beneficiaries) and 20,036 Class A units of limited partnership interest in PREIT Associates, L.P. redeemable for cash or, at PREIT's option, for a like number of Shares beginning July 8, 2000 and September 8, 2000, respectively.

 (4) Includes 420 Shares owned by Mr. Korman's spouse, 52,352 Shares held in trusts of which Mr. Korman is a co-trustee and 1,500 Shares subject to options that are currently exercisable. Mr. Korman disclaims beneficial ownership of all but 12,028 of the foregoing Shares.

 (5) Includes 1,300 Shares held by Mr. Orleans as custodian for his children under the Pennsylvania Uniform Gifts to Minors Act, 220 Shares held by trusts of which Mr. Orleans is co-trustee, 252 Shares owned by a corporation 50% of whose shares are owned by Mr. Orleans and the remaining 50% of whose shares are owned by Sylvan M. Cohen, Chairman of PREIT's Board of Trustees, and 5,750 Shares subject to options that are currently exercisable. Mr. Orleans disclaims beneficial ownership of the 220 Shares held by trusts of which he is co-trustee.

 (6) Includes 4,750 Shares subject to options that are currently exercisable.

 (7) Includes 129,607 Class A units of limited partnership interest in PREIT Associates, L.P. (23,396 of which are held by a trust of which George F. Rubin and Ronald Rubin are beneficiaries) currently redeemable for cash or, at PREIT's option, for a like number of Shares, and 37,500 Shares subject to options that are currently exercisable. Also includes 900 Shares held by a trust, the beneficiary of which is Mr. Rubin's daughter, and 500 Shares held by Mr. Rubin's spouse, as to both of which Mr. Rubin disclaims beneficial ownership. Excludes 42,481 Class A units of limited partnership interest in PREIT Associates, L.P. (25,610 of which are held by a trust of which George F. Rubin and Ronald Rubin are beneficiaries) and 7,410 Class A units of limited partnership interest in PREIT Associates, L.P. redeemable for cash or, at PREIT's option, for a like number of Shares beginning July 8, 2000 and September 8, 2000, respectively.

 (8) Includes 750 Shares subject to options that are currently exercisable.

 (9) Includes 194,058 Shares owned by Mr. Cohen's wife, 37,056 Shares owned by a trust of which Mr. Cohen's wife is a co-trustee, 252 Shares owned by a corporation 50% of whose outstanding shares are owned by Mr. Cohen and the remaining 50% of whose outstanding shares are owned by Jeffrey P. Orleans, a Trustee of PREIT, 153,713 Shares owned by a charitable remainder unitrust of which Mr. Cohen is a co-trustee and 72,235 Shares subject to options that are currently exercisable. Mr. Cohen disclaims beneficial ownership of all of the Shares owned by the trust of which his wife is a co-trustee and the Shares owned by the corporation 50% of whose outstanding shares are owned by Mr. Cohen.

(10) Includes 8,500 Shares subject to options that are currently exercisable.

(11) Includes 170,000 Shares subject to options that are currently exercisable and 400 Shares held by Mr. Weller as custodian for his children under the New York Uniform Gifts to Minors Act.

(12) Includes 19,165 Class A units of limited partnership interest in PREIT Associates, L.P. currently redeemable for cash or, at PREIT's option, for a like number of Shares, and 25,000 Shares subject to options that are currently exercisable. Excludes 2,182 and 1,430 Class A units of limited partnership interest in PREIT Associates, L.P. redeemable for cash or, at PREIT's option, for a like number of shares beginning July 8, 2000 and September 8, 2000, respectively.

(13) Includes 53,750 Shares subject to options that are currently exercisable and 2,500 Shares that are held by Mr. Linn as custodian for his sons under the Pennsylvania Uniform Gifts to Minors Act.

(14) Includes 43,125 Shares subject to options that are currently exercisable.

(15) Includes 497,860 Shares subject to options that are currently exercisable and 374,913 Class A units of limited partnership interest in PREIT Associates, L.P. currently redeemable for cash or, at PREIT's option, for a like number of Shares. In certain instances, two Trustees beneficially own the same Shares because they share voting or investment power over the Shares. These Shares have been counted only once in this total.


Required Vote

     Assuming a quorum is present, the three nominees receiving the highest number of votes cast at the Annual Meeting will be elected Trustees. For this purpose, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of Trustees.


Board Recommendation

     The Board of Trustees recommends that shareholders vote FOR the election of each of the nominees for Trustee.


                                 PROPOSAL TWO

                                 OTHER MATTERS

     PREIT's management knows of no matters other than the election of Trustees to come before the meeting. If any other business is brought before the meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities Exchange Commission, in accordance with the judgment of the persons voting the proxies.

                            ADDITIONAL INFORMATION


Summary Compensation Table

     The following table shows information concerning the compensation paid by PREIT for the last three complete fiscal years and for the four-month period ended December 31, 1997 to PREIT's Chief Executive Officer and its four other most highly compensated executive officers.

                                                                                                 Long Term
                                                                                                Compensation
                                                 Annual Compensation                               Awards
                          ------------------------------------------------------------------   -------------     All Other
   Name and Principal                                                         Other Annual                      Compensation
        Position               Year        Salary($)        Bonus($)        Compensation($)     Options (#)         ($)
-----------------------   -------------   -----------   ----------------   -----------------   -------------   -------------
Sylvan M. Cohen(1)             1999         345,000               --                 --                --           9,070
 Chairman and Trustee          1998         345,000               --                 --                --           9,070
                               1997(6)      115,000               --                 --                --              --
                               1997         345,000               --                 --                --           9,070

Ronald Rubin(2)                1999         345,000          120,750(7)              --                --              --
 Chief Executive               1998         345,000           72,790                 --                --              --
 Officer and Trustee           1997(6)       92,885               --                 --           150,000              --

Jonathan B. Weller(3)          1999         315,000           97,650(7)              --                --          50,693
 President and Chief           1998         315,000           66,461                 --                --          60,896
 Operating Officer             1997(6)       99,711               --                 --                --              --
 Trustee                       1997         301,731           50,000             15,250            20,000          33,775

Edward A. Glickman(4)          1999         230,000           71,300(7)              --                --           7,465
 Executive Vice                1998         230,000           48,738                 --                --           7,307
 President and                 1997(6)       61,923               --                 --            50,000              --
 Chief Financial
 Officer

Jeffrey A. Linn(5)             1999         175,000           50,000(7)              --                --          35,225
 Senior Vice                   1998         160,000           25,000                 --                --          45,795
 President --                  1997(6)       44,625               --                 --                --              --
 Acquisitions and              1997         134,375           20,000             27,825            10,000          20,052
 Secretary

------------
(1) All of Mr. Cohen's salary in each year was paid by PREIT. The amounts shown in the "All Other Compensation" column represent annual premium payments on life insurance provided by PREIT under Mr. Cohen's employment agreement.

(2) With respect to Mr. Rubin's salary, in fiscal 1999, $69,000 was paid by PREIT and $276,000 was paid by PREIT-RUBIN; in fiscal 1998, $70,000 was paid by PREIT and $275,000 was paid by PREIT-RUBIN; and for the four months ended December 31, 1997, Mr. Rubin's entire salary was paid by PREIT-RUBIN. With respect to Mr. Rubin's bonuses, in fiscal 1999, $24,150 was paid by PREIT and $96,600 was paid by PREIT-RUBIN; and in fiscal 1998, $14,558 was paid by PREIT and $58,232 was paid by PREIT-RUBIN.

(3) With respect to Mr. Weller's salary, in each of fiscal 1999 and 1998, $189,000 was paid by PREIT and $126,000 was paid by PREIT-RUBIN; and for the four months ended December 31, 1997 and fiscal 1997, Mr. Weller's entire salary was paid by PREIT. With respect to Mr. Weller's bonuses, in fiscal 1999, $19,530 was paid by PREIT and $78,120 was paid by PREIT-RUBIN; in fiscal 1998, $39,877 was paid by PREIT and $26,584 was paid by PREIT-RUBIN; and in fiscal 1997, Mr. Weller's entire bonus was paid by PREIT. The amounts shown in the "All Other Compensation" column for Mr. Weller represent $9,750 of annual premium payments on life insurance provided under Mr. Weller's employment agreement for each of fiscal 1999, 1998 and 1997; matching contributions under PREIT's 401(k) retirement plan of $8,463 for fiscal 1999 ($4,468 by PREIT and $3,995 by PREIT-RUBIN), $8,155 for fiscal 1998 ($4,908 by PREIT and $3,247 by PREIT-RUBIN), and $7,164 for fiscal 1997 (paid in full by PREIT); and contributions by PREIT under its Supplemental Retirement Plan of $32,480 for fiscal 1999, $42,991 for fiscal 1998 and $16,861 for fiscal 1997. The amounts shown in the "Other Annual Compensation" column for Mr. Weller represent paid accrued vacation salary.

(4) With respect to Mr. Glickman's salary, in each of fiscal 1999 and 1998, $92,000 of Mr. Glickman's salary was paid by PREIT and $138,000 was paid by PREIT-RUBIN; and for the four months ended December 31, 1997, Mr. Glickman's entire salary was paid by PREIT-RUBIN. With respect to Mr. Glickman's bonuses, in fiscal 1999, $28,520 was paid by PREIT and $42,780 was paid by PREIT-RUBIN; and in fiscal 1998, $19,495 was paid by PREIT and $29,243 was paid by PREIT-RUBIN. All of the amounts shown in the "All Other Compensation" column for Mr. Glickman represent matching contributions under PREIT's 401(k) retirement plan, which in fiscal 1999 were paid $3,655 by PREIT and $3,810 by PREIT-RUBIN and in fiscal 1998 were paid $3,220 by PREIT and $4,087 by PREIT-RUBIN.

(5) With respect to Mr. Linn's salary, in fiscal 1999, $140,000 was paid by PREIT and $35,000 was paid by PREIT-RUBIN; in fiscal 1998, $128,000 was paid by PREIT and $32,000 was paid by PREIT-RUBIN; and for the four months ended December 31, 1997 and fiscal 1997, Mr. Linn's entire salary was paid by PREIT. With respect to Mr. Linn's bonuses, in fiscal 1999, $20,000 was paid by PREIT and $30,000 was paid by PREIT-RUBIN; in 1998, $20,000 was paid by PREIT and $5,000 was paid by PREIT-RUBIN; and in fiscal 1997, Mr. Linn's entire bonus was paid by PREIT. The amounts shown in the "All Other Compensation" column for Mr. Linn represent matching contributions under PREIT's 401(k) retirement plan of $5,405 for fiscal 1999 ($4,406 by PREIT and $999 by PREIT-RUBIN), $4,923 for fiscal 1998 ($3,938 by PREIT and $985 by PREIT-RUBIN), and $6,010 for fiscal 1997 (paid in full by PREIT); and contributions by PREIT under its Supplemental Retirement Plan of $29,820 for fiscal 1999, $40,872 for fiscal 1998 and $14,042 for fiscal 1997. The amounts shown in the "Other Annual Compensation" column for Mr. Linn represent paid accrued vacation salary.

(6) Represents the four months ended December 31, 1997.

(7) The bonuses for fiscal 1999 were paid on March 15, 2000.

Employment Agreements

     PREIT entered into an Employment Agreement with Mr. Cohen on July 16, 1982, which was amended and restated on March 14, 1985 and further amended as of January 1, 1990 and September 29, 1997. The Employment Agreement provides that Mr. Cohen is to serve as Chairman of PREIT's Board of Trustees and Chairman of the Property Committee of the Board of Trustees. Under the 1997 amendment, the employment term will continue until December 31, 2000, with automatic calendar year renewals thereafter that will continue until written notice of termination is delivered by either Mr. Cohen or PREIT at least 180 days before the end of the then current term. Mr. Cohen's current annual base compensation is $345,000, and the agreement provides that PREIT cannot unilaterally decrease this compensation. Following the termination of Mr. Cohen's employment for any reason (including expiration of the term) other than termination for specified cause, PREIT is required to make payments to Mr. Cohen and, in the event his wife survives him, to Mr. Cohen's widow. Post-termination payments to Mr. Cohen are to continue for the balance of his lifetime at a rate equal to, subject to an annual cost-of-living adjustment, 50% of the rate of Mr. Cohen's highest annual base compensation during his employment with PREIT. If Mr. Cohen is survived by his wife, PREIT is to pay her for the balance of her lifetime at a rate equal to, subject to an annual cost-of-living adjustment, the greater of (i) 25% of the rate of Mr. Cohen's highest annual base compensation during Mr. Cohen's employment with PREIT or
(ii) 50% of the rate of the adjusted payments to which Mr. Cohen was entitled at the time of his death. During fiscal 1999, PREIT was not required to accrue on its financial statements any additional amount in respect of the aforementioned post-termination payments. As of the end of fiscal 1999, such accrual equals approximately $755,000. The Employment Agreement also requires PREIT to maintain $150,000 of life insurance coverage on Mr. Cohen's life, payable to beneficiaries designated by Mr. Cohen.

     PREIT entered into an Employment Agreement with Mr. Ronald Rubin as of September 30, 1997 for an initial term of five years and extending year-to-year thereafter until terminated by either party. The Employment Agreement provides for annual base salary of $345,000, provided that, at all times during the term of the Employment Agreement, the base salary must be at least equal to the highest amount paid to any other person employed by PREIT or PREIT-RUBIN, Inc. In accordance with the Employment Agreement, on September 30, 1997, PREIT granted Mr. Rubin nonqualified stock options to purchase 150,000 Shares at an exercise price equal to the fair market value of the Shares on that date. If Mr. Rubin's employment is terminated other than for cause or a change in control of PREIT, he will be entitled to lump sum severance equal to the present value of his base salary and a target incentive bonus for the remaining portion of the contract term at the time of termination. If his employment is terminated pursuant to a change in control, including voluntary termination by Mr. Rubin within 60 days of a change in control, PREIT will pay him up to three times the present value of his base salary and target incentive compensation, subject to all necessary reductions to preserve the deductibility of all of these payments under the Internal Revenue Code of 1986, as amended (the "Code").

     PREIT entered into an Employment Agreement with Mr. Weller on December 14, 1993. The Employment Agreement provides that Mr. Weller is to serve as President and Chief Operating Officer of PREIT with responsibility for the day-to-day management of PREIT. The employment term, which began on January 31, 1994, was three years, a period that is automatically extended, as of January 31, 1996 and each January 31 thereafter, for a new three year term beginning on such January 31 unless PREIT gives Mr. Weller written notice at least 60 days before January 31 in a year that the term is not to be extended as of that January 31. The agreement further provided for an initial annual base salary of $275,000 and provides that if the annual salary is increased, the increased annual salary thereafter constitutes the annual base salary for purposes of the agreement. Mr. Weller's annual base salary under the agreement currently is $315,000. In accordance with the Employment Agreement, on December 14, 1993, PREIT granted Mr. Weller nonqualified stock options to purchase 100,000 Shares at an exercise price equal to the fair market value of the Shares on that date. PREIT is required to provide certain employee benefits to Mr. Weller, including $1,500,000 of life insurance. Mr. Weller was required to invest a minimum of $250,000 in PREIT Shares. After a termination of employment by Mr. Weller for specified good reason (including delivery by PREIT of written notice that the term of the agreement is not to be renewed for a new three year period) or by PREIT other than for cause, disability or death, Mr. Weller is entitled to receive a lump-sum cash payment equal to the sum of any unpaid annual base salary through the date of termination and the amount of annual base salary that would have been paid during the remaining term of employment, discounted on a present value basis. The Employment Agreement provides that all options to purchase Shares granted to Mr. Weller vest and become immediately exercisable upon a change of control of PREIT or upon a termination of employment by PREIT without cause or by Mr. Weller for good reason or upon Mr. Weller's death or disability. The Employment Agreement provides that, in the event any payments to Mr. Weller result in the imposition on Mr. Weller of an excise tax under Section 4999 of the Code, PREIT will pay Mr. Weller an additional amount sufficient to reimburse him for the excise tax.

     PREIT entered into an Employment Agreement with Mr. Glickman as of September 30, 1997. The Employment Agreement provides that Mr. Glickman is to serve as Chief Financial Officer of PREIT. The employment term, which began on September 30, 1997, was two years and is automatically extended for additional two year periods unless and until either party shall give notice of his or its election to terminate at least six months prior to the end of the current term. Mr. Glickman's annual base salary under the agreement currently is $230,000. If Mr. Glickman's employment is terminated pursuant to a change of control, including resignation for good reason by Mr. Glickman within 60 days of a change of control, PREIT is required to pay him two times the present value of his base salary and targeted incentive compensation, subject to all necessary reductions to preserve the deductibility of all such payments under the Code. Mr. Glickman and PREIT are currently negotiating changes to Mr. Glickman's Employment Agreement which are expected to result in, among other things, an increase in Mr. Glickman's cash and equity compensation.

     PREIT has an Employment Agreement with Mr. Linn, who serves as Senior Vice President -- Acquisitions and Secretary of PREIT. The agreement's initial term expired on December 31, 1999, whereupon it automatically renewed for one year, which the agreement will continue to do on an annual basis unless either party gives the other not less than 180 days notice prior to the expiration of the then current term. Mr. Linn's annual base salary under the agreement currently is $175,000, and this amount may be increased, but not decreased, by the Board of Trustees.


Stock Options

     The following table presents information as to the exercise of options to purchase Shares during fiscal 1999 by the persons named in the Summary Compensation Table and the fiscal year-end value of unexercised options. None of the persons named in the Summary Compensation Table were granted options during fiscal 1999.

       Aggregate Option Exercises in Fiscal Year Ended December 31, 1999
                      and December 31, 1999 Option Values

                                                                                                      Value of
                                                                    Number of                       Unexercised
                                                                   Unexercised                      In-the-Money
                                 Shares                            Options at                        Options at
                                Acquired                        December 31, 1999               December 31, 1999(1)
                                   on          Value     -------------------------------   ------------------------------
            Name                Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
----------------------------   ----------   ----------   -------------   ---------------   -------------   --------------
Sylvan M. Cohen ............      --           --            62,713           22,287            --               --
Ronald Rubin ...............      --           --            37,500          112,500            --               --
Jonathan B. Weller .........      --           --           154,500           20,500            --               --
Edward A. Glickman .........      --           --            12,500           37,500            --               --
Jeffrey A. Linn ............      --           --            43,250           13,000            --               --

------------
(1) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. None of the options listed in the table were in-the-money based on the difference between the option exercise price and the fair market value of the Shares at December 31, 1999. The closing price of the Shares on December 31, 1999 was $14.5625 per Share.


Stock Option Plans

     Under PREIT's 1990 Stock Option Plan for Non-Employee Trustees (the "Trustee Plan"), PREIT has issued to its trustees who are not employees of PREIT or any of its affiliates nonqualified stock options to purchase up to 75,500 Shares. Options to purchase 18,500 of such Shares have been exercised. The Compensation Committee administers the Trustee Plan. The exercise price per Share of options granted under the Trustee Plan must equal 100% of the fair market value of the Shares underlying the options on the grant date and the options generally expire 10 years from the grant date unless extended in the Compensation Committee's discretion. The Trustee Plan was amended in 1999 to increase the automatic annual grant in January of each year to each non-employee Trustee from an option for 1,000 Shares to an option for 2,500 Shares. The amendment also provided for an automatic grant of an option for 5,000 Shares to newly elected non-employee Trustees and clarified that option grants may not be made after January 31, 2004, unless the plan is extended. Additional options may be granted under the Trustee Plan to purchase a maximum of 29,500 Shares.


Transactions with Management

     On September 30, 1997, PREIT consummated a series of related transactions (the "TRO Transaction") in which PREIT, among other things: (i) formed a Delaware limited partnership (the "Operating Partnership"), of which PREIT is the sole general partner; (ii) transferred to the Operating Partnership PREIT's interests in its real property assets, or the economic benefits thereof; (iii) caused the Operating Partnership to acquire all of the issued and outstanding non-voting common shares of The Rubin Organization, Inc. ("TRO") (renamed PREIT-RUBIN, Inc.), a commercial real estate development and management firm, representing 95% of the total equity of TRO, in exchange for 200,000 Class A units of limited partnership interest in the Operating Partnership ("Class A OP Units") and a contingent obligation to issue up to 800,000 additional Class A OP Units over a five year period based on the levels of PREIT's funds from operations ("FFO") per share during such period; (iv) caused the Operating Partnership to acquire, or to become obligated to acquire, in exchange for additional Class A OP Units, the interests of certain affiliates of TRO ("TRO Affiliates"), or their rights or obligations to acquire interests, in three existing shopping centers or portions thereof, and in two shopping centers then under construction (the "Development Properties"); (v) caused the Operating Partnership to acquire the pre-development rights, subject to the obligations of certain TRO Affiliates, in certain additional proposed shopping centers (the "Predevelopment Properties"); (vi) implemented, directly or indirectly, employment agreements with ten members of TRO management, including Ronald Rubin, who became PREIT's Chief Executive Officer, George F. Rubin, who continued as President of PREIT-RUBIN, and Edward Glickman, who became PREIT's Chief Financial Officer; and (vii) elected three designees of TRO, Ronald Rubin, George F. Rubin and Rosemarie B. Greco, as Trustees of PREIT.

     The Class A OP Units referred to above are redeemable by the Operating Partnership, at the option of the holder, beginning one year following the dates of their respective issuance for an amount per unit equal to the average closing price of a Share on the twenty trading days immediately before the date notice of redemption is received by PREIT in its capacity as general partner of the Operating Partnership. PREIT has the right to acquire any Class A OP Units tendered for redemption for (i) cash, or (ii) Shares, on the basis of one Share for each Class A OP Unit, subject to adjustments for share splits and other capital changes. Redeeming holders of Class A OP Units who receive Shares from PREIT will have certain rights to cause PREIT to register such Shares for resale under the federal securities laws. During the five-year period following the completion of the TRO Transaction, Ronald Rubin, George F. Rubin and Edward Glickman, who currently serve as PREIT's Chief Executive Officer, PREIT-RUBIN's President, and PREIT's Chief Financial Officer, respectively, are each prohibited from reselling more than one-half of the Shares to which he would be entitled upon redemption of Class A OP Units, so long as he continues to hold an executive position with PREIT or PREIT-RUBIN.

     In the TRO Transaction, in exchange for their direct and indirect interests in TRO and certain affiliated entities: (i) Ronald Rubin received, directly or indirectly, beneficial ownership of 144,359 Class A OP Units; (ii) George F. Rubin received, directly or indirectly, beneficial ownership of 86,462 Class A OP Units; and (iii) Edward Glickman received, directly or indirectly, beneficial ownership of 13,633 Class A OP Units.

     As stated above, the TRO Transaction also entitled the TRO Affiliates to receive up to 800,000 additional Class A OP Units based on PREIT's FFO for the five year period beginning September 30, 1997. On February 25, 1999, the Operating Partnership issued 32,500 Class A OP Units attributable to the period from September 30, 1997 through December 31, 1997. On July 8, 1999, the Operating Partnership issued 130,000 Class A OP Units attributable to the period from January 1, 1998 through December 31, 1998. As part of these issuances: (i) Ronald Rubin received, directly or indirectly, beneficial ownership of 111,584 Class A OP Units; (ii) George F.

Rubin received, directly or indirectly, beneficial ownership of 56,959 Class A OP Units; and (iii) Edward Glickman received, directly or indirectly, beneficial ownership of 2,182 Class A OP Units. The number of Class A OP Units shown in the previous sentence for each of Ronald Rubin and George F. Rubin include 36,838 Class A OP Units held by a trust of which both Ronald Rubin and George F. Rubin are beneficiaries. For the period from January 1, 1999 through December 31, 1999, the TRO Affiliates earned 167,500 Class A OP Units. These Units have not yet been issued nor apportioned among the TRO Affiliates, but Ronald Rubin, George F. Rubin and Edward Glickman are expected to receive a significant portion of these Units upon issuance. As of December 31, 1999, the TRO Affiliates were eligible to receive the remaining 470,000 Class A OP Units for the period from January 1, 2000 through September 30, 2002, depending on PREIT's FFO during that period.

     Also as stated above, the TRO Affiliates are eligible to receive additional Class A OP Units in respect of the payment by PREIT for the Development and Predevelopment Properties, all in accordance with the valuation and payment provisions of the applicable agreements. Under this obligation with respect to the Development and Predevelopment Properties, the Operating Partnership issued 139,454 Class A OP Units on December 23, 1998, 40,572 on April 1, 1999, 14,662 on April 16, 1999 and 50,321 on September 8, 1999. As
part of these issuances: (i) Ronald Rubin received, directly or indirectly, beneficial ownership of 97,553 Class A OP Units; (ii) George F. Rubin received, directly or indirectly, beneficial ownership of 36,077 Class A OP Units; and
(iii) Edward Glickman received, directly or indirectly, beneficial ownership of 6,963 Class A OP Units. In 1999, PREIT terminated the contribution agreement with respect to Hillview Shopping Center, one of the Predevelopment Properties.

     PREIT anticipates that holders of Class A OP Units will receive distributions at the approximate times, and in the same amounts, as PREIT pays dividends to its Shareholders. Certain of the Class A OP Units issued in the TRO transaction are subject to pledges in favor of the Operating Partnership until certain obligations of TRO are satisfied.

     The amount of consideration PREIT pays and the manner in which it would be paid was approved by a Special Acquisition Committee of the Board of Trustees and by the Board of Trustees. The Board received an opinion from Lehman Brothers that the consideration to be paid was fair from a financial point of view, and PREIT's Shareholders approved PREIT's completion of the TRO Transaction at a Special Meeting of Shareholders held on September 29, 1997. The Board of Trustees has established a committee consisting of Leonard I. Korman, Chair, Rosemarie B. Greco and William R. Dimeling for the purpose of addressing and resolving any matters pertaining to the TRO Transaction as they arise on an on-going basis. In connection with the monitoring of the TRO Transaction, such committee determined to lower the financial performance benchmarks established for the payment of additional Class A OP Units due to the dilutive effect of PREIT's December 1997 public offering of 4,600,000 Shares and PREIT's general performance during the period following the closing of the TRO Transaction.

     PREIT-RUBIN provides real estate management and other services to 20 properties in which Mr. Ronald Rubin and/or other TRO Affiliates have direct or indirect interests. Total revenues earned by PREIT-RUBIN for such services were $3,593,000 for the calendar year ended December 31, 1999. As of December 31, 1999, $987,518 was due from these affiliates. Of this amount, approximately $670,000 was collected subsequent to December 31, 1999.

     During fiscal 1999, PREIT paid or accrued fees and costs to its counsel, the Philadelphia law firm of Drinker Biddle & Reath LLP, for legal services rendered to PREIT, its subsidiaries and its affiliates, including partnerships and other ventures in which PREIT is involved. Sylvan M. Cohen, PREIT's Chairman, is of counsel to Drinker Biddle & Reath LLP.


Board Matters

     PREIT has a standing Audit Committee, a standing Executive Compensation and Human Resources Committee and a standing Property Committee. PREIT does not have a standing nominating committee.

     The Audit Committee, which is currently comprised of Rosemarie B. Greco, Chair, Lee H. Javitch, William R. Dimeling and Jeffrey P. Orleans, met three times during fiscal 1999. The principal duties of the Audit

Committee are to recommend independent public accountants for appointment by PREIT; to review with the independent accountants the planned scope and results of the annual audit and their reports and recommendations; and to review with the independent accountants matters relating to PREIT's system of internal controls.

     The Executive Compensation and Human Resources Committee, which is currently comprised of Leonard I. Korman, Chair, William R. Dimeling and Lee H. Javitch, met five times during fiscal 1999. The principal duties of the Compensation Committee are to recommend compensation arrangements for PREIT's executive officers, and to administer PREIT's stock option and equity incentive plans.

     In addition to the Compensation Committee and the Audit Committee, PREIT has a standing Property Committee. The Property Committee, which is currently comprised of Sylvan M. Cohen, Chair, Leonard I. Korman, Jeffrey P. Orleans, Jonathan B. Weller (ex officio) and Ronald Rubin (ex officio), met twice in fiscal 1999. The principal duties of the Property Committee are to review acquisitions and dispositions of portfolio properties proposed by management and make recommendations thereon to the Board of Trustees.

     The Board of Trustees has constituted a Special Committee, consisting of Leonard I. Korman, Chair, Rosemarie B. Greco and William R. Dimeling, to review on an on-going basis any issues which may arise in the implementation of the TRO Transaction. The Special Committee did not meet in fiscal 1999.

     The Board of Trustees met six times in fiscal 1999. Trustees who are not officers of PREIT receive an annual retainer of $15,000, plus $1,000 per Board of Trustees meeting and committee meeting attended and $500 for telephonic meetings. Except for Lee H. Javitch and William R. Dimeling, all of the Trustees attended at least 75% of Board and applicable committee meetings in fiscal 1999.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires PREIT's executive officers and directors and persons who own more than ten percent of a registered class of PREIT's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish PREIT with copies of these reports.

     Based on PREIT's review of the copies of the reports it has received, and written representations received from certain reporting persons with respect to the filing of reports on Form 3, 4 and 5, PREIT believes that all filings required to be made by the reporting persons for fiscal 1999 were made on a timely basis.


Compensation Committee Interlocks and Insider Participation

     During fiscal 1999, Sylvan M. Cohen served on the Compensation Committee of Orleans Homebuilders, Inc, and the Chairman of the Board and Chief Executive Officer of Orleans Homebuilders, Inc., Jeffrey P. Orleans, served as a Trustee of PREIT.


Report of Executive Compensation and Human Resources Committee on Executive Compensation

     Compensation for PREIT's executive officers is the responsibility of the entire Board of Trustees acting upon the recommendation of the Compensation Committee. The Compensation Committee is also responsible for administering the policies that govern PREIT's stock option and equity incentive plans. The Compensation Committee consists of three of PREIT's non-employee Trustees.

     The Board of Trustees believes that PREIT's investment goal is to invest in assets that provide the opportunity for cash flow growth and capital appreciation. Accordingly, the Board of Trustees believes that PREIT's overall performance in any year should be based on PREIT's performance in all aspects of PREIT's business during that year, including development, management, acquisition and capital structure, as well as financial accomplishments.

     The members of the Compensation Committee believe that PREIT's success is largely due to the efforts of its employees and, in particular, the leadership exercised by its officers. Therefore, the Compensation Committee believes it is important to:

  o Adopt compensation programs that enhance PREIT's ability to attract and retain qualified officers while providing the financial motivation necessary for PREIT to achieve continued high levels of performance.

  o Provide equity-based incentives for executives to ensure that they are motivated over the long term to respond to PREIT's challenges and opportunities as owners rather than only employees.

  o Provide a mix of cash and stock-based compensation programs that are competitive with a select group of real estate investment trusts that the members of the Compensation Committee believe are comparable to PREIT.

     Each executive officer's salary, including that of the Chief Executive Officer and the Chief Operating Officer, is based on his employment contract and the competitive market for the executive officer's services, considering the executive's specific responsibilities, experience and overall performance. The Compensation Committee reviews each executive officer's salary and adjusts the salary to account for inflation, any change in the executive's responsibilities and any change in the competitive marketplace. The Compensation Committee believes that PREIT's overall performance is best measured by the enhancement of long-term shareholder value. The Compensation Committee further believes that, as a result of the nature of PREIT's business, funds from operations is a better measurement of PREIT's performance than its reported net income. This standard has been adopted by the National Association of Real Estate Investment Trusts.

     The Compensation Committee periodically awards discretionary stock options to executive officers. These awards are based on the performance of the individual executive, PREIT's financial results and the executive officer's accomplishments in his area of responsibility. The Committee believes that stock option awards are an important element in PREIT's compensation structure because these awards promote alignment of the interests of the employees with the interests of the shareholders.

             Executive Compensation and Human Resources Committee
                          Leonard I. Korman, Chairman
                              William R. Dimeling
                                Lee H. Javitch

Performance Graph

     The graph below compares PREIT's cumulative shareholder return with the cumulative total return of the S&P 500 and the index of all equity real estate investment trusts (excluding health care real estate investment trusts) as prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The graph assumes that the value of the investment in each of the three was $100 at August 31, 1994 and that all dividends were reinvested.

                           (August 31, 1994=$100.00)

  400.00


  350.00                                                                   #


D 300.00

o                                                             #
  250.00
l

l                                                  #
  200.00                                #
a

r                                       o          o
  150.00                      #                               o
s                   #         o         +                                  o
                    o                              +
  100.00  +o#       +         +                               +
                                                                           +

   50.00


        August    August    August    August    December    December    December
         1994      1995      1996      1997       1997        1998        1999


        +  PREIT                   o Equity REITs             # S&P 500

Principal Security Holders

     The following table shows information as of March 1, 2000 concerning beneficial ownership of PREIT's Shares by the only persons shown by Securities and Exchange Commission records or PREIT's records to own beneficially more than 5% of PREIT's Shares:

                                                           Amount and
                                                            Nature of       Percent of
    Title of                Name and Address               Beneficial       Outstanding
      Class                of Beneficial Owner              Ownership         Shares
----------------   ----------------------------------   ----------------   ------------
Certificates       Morgan Stanley Dean Witter & Co.          782,871(1)        5.9%
 of Beneficial
 Interest

Certificates       Sylvan M. Cohen                           701,258(2)        5.2%
 of Beneficial     200 South Broad Street
 Interest          Philadelphia, PA 19102

------------
(1) The amount is listed in reliance on the Form 13G/A dated February 9, 2000 filed by Morgan Stanley Dean Witter & Co. Includes Shares beneficially owned by Morgan Stanley Dean Witter Investment Management Inc., a wholly owned subsidiary of Morgan Stanley Dean Witter & Co.

(2) See footnote 9 to the table appearing under the heading "ELECTION OF TRUSTEES."


Shareholders' Proposals

     Under Securities and Exchange Commission rules, certain shareholder proposals may be included in PREIT's proxy statement. Any shareholder desiring to have such a proposal included in PREIT's proxy statement for the Annual Meeting to be held in 2001 must deliver a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to PREIT's executive offices by December 11, 2000. Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, the proposal must be received by February 25, 2001 or it will be deemed "ultimely" for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal.


Miscellaneous

     PREIT has selected Arthur Andersen LLP to be its principal independent public accountants for the current fiscal year. Arthur Andersen LLP has been PREIT's principal independent public accounting firm for more than 25 years. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions, and will be given an opportunity to make a statement, if they so desire.


                                          By Order of the Board of Trustees



                                          Jeffrey A. Linn
                                          Secretary



April 10, 2000

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

           This Proxy is Solicited on behalf of the Board of Trustees


        The undersigned, revoking all prior proxies, hereby appoints SYLVAN M. COHEN, LEE H. JAVITCH and WILLIAM R. DIMELING, and each and any of them, as proxies of the undersigned, with full power of substitution, to vote and act with respect to all Certificates of Beneficial Interest of Pennsylvania Real Estate Investment Trust (the "Shares") held of record by the undersigned at the close of business on March 20, 2000 at the Annual Meeting of Holders of Certificates of Beneficial Interest to be held on Wednesday, May 10, 2000 and at any adjournment thereof.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
               USING THE ENCLOSED ENVELOPE, NO POSTAGE REQUIRED.

                           (continued on reverse side)

   Please mark sign, date and mail your proxy card back as soon as possible!

        Annual Meeting of Holders of Certificates of Beneficial Interest
                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                                  May 10, 2000

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------


                                        WITHHOLD
                FOR all                 AUTHORITY
                Nominees listed         to vote for all
                except as marked        nominees listed

                                                   Nominees:
1. ELECTION OF   |       |               |       |  Ronald Rubin
THREE (3) CLASS  |       |               |       |  Leonard I. Korman
B TRUSTEES       |       |               |       |  Jeffrey P. Orleans

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name at right.)

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ABOVE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1 ABOVE.

You are urged to sign and return this proxy so that you may be sure that your Shares will be voted.


                                              ----------------------------------


                                              ----------------------------------
                                              Signature(s)              Date


Note: Please sign exactly as your name appears hereon. When certificate(s) are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.